                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 22, 2003

                              RAIT INVESTMENT TRUST
                              ---------------------
             (Exact name of registrant as specified in its charter)

     Maryland                      1-14760                 23-2919819
-----------------------          ------------          -------------------
(State of incorporation          (Commission            (I.R.S. Employer
   or organization)              File Number)          Identification No.)

                           c/o RAIT Partnership, L.P.
             1818 Market Street, 28th Floor, Philadelphia, PA 19103
             ------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (215) 861-7900

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On October 22, 2003, the Company entered into an Underwriting Agreement (the "Underwriting Agreement") with Friedman Billings Ramsey & Co., Inc., as representative of the several underwriters listed in the Underwriting
Agreement, for the sale of 2,000,000 common shares of beneficial interest, plus up to 300,000 additional shares to cover over-allotments, at such initial public price per share, less underwriting discounts as is provided in the Underwriting Agreement (the "Offering"). The Underwriting Agreement is attached as an exhibit to this Form 8-K.

         On October 23, 2003, in connection with the Offering, the Company filed a prospectus supplement pursuant to Rule 424(b)(5). Opinions delivered in connection with the Offering regarding the legality of the shares offered and certain tax matters are attached as exhibits to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

                  Exhibit Number            Description of Document
                  --------------            -----------------------
                        1                   Underwriting Agreement
                        5                   Legal Opinion from Maryland counsel
                        8                   Tax Opinion

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     RAIT INVESTMENT TRUST

Date:  October 28, 2003                        By: /s/  Ellen J. DiStefano
                                                     ___________________________
                                                     Ellen J. DiStefano
                                                     Chief Financial Officer and
                                                     Executive Vice President